Exhibit 24(b)(11)






                       INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer Global Growth & Income Fund:


We consent to the use of our report dated October 21, 1994 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of the Fund's Registration Statement.



/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP
Denver, Colorado


October 3, 1995